CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS SEVENTH STRAIGHT QUARTER OF RECORD NET INCOME; NET INCOME UP 18%.
EPS INCREASES 19%, LOANS GROW 13% AND DEPOSITS UP 7%

October 23, 2014 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported record quarterly net income of $5.5 million, or $0.38 per diluted common share, for the quarter ended September 30, 2014, compared to net income of $4.7 million, or $0.32 per diluted common share, for the third quarter of 2013. This represents the seventh straight quarter that the Company has recorded record net income. The Company also reported net loan growth of $213.8 million, or 13%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Nine Months Ended
			%			%
	09/30/14	09/30/13	Increase	09/30/14	09/30/13	Increase
Total assets	$2,959.8	$2,756.0	7%

Total loans (net)	1,889.1	1,675.3	13%

Total deposits	2,331.8	2,177.1	7%

Total revenues	$32.5	$30.4	7%	$94.4	$90.0	5%

Net income	5.5	4.7	18%	15.5	12.4	26%

Diluted net income per common share	$0.38	$0.32	19%	$1.07	$0.86	24%

“We are extremely pleased with our continued progress on increasing the Company's profitability, as evidenced by our seventh straight quarter of record net income,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "Total revenues grew by 7% for the quarter, compared to the prior year quarter, net income increased 18%, and our fully diluted earnings per share increased by 19%. We also continue to strengthen the Company's balance sheet with 13% net loan growth and a 7% increase in total deposits over the past twelve months."

Nalbandian added, “We are also proud of the recently announced comprehensive set of shareholder return and cost-savings initiatives, which we believe will allow Metro to improve profitability, grow the value of the franchise and drive long-term shareholder value.”

The recently announced initiatives to increase shareholder returns and improve profitability even further include:

•	The initiation of an annual dividend of $0.28 per common share, beginning in the first quarter of 2015;

•	A 5% share repurchase program, beginning in the fourth quarter of 2014;

•	An estimated $3 million reduction of annual operating expenses, when completed;

•	A delay in the development of two branch locations, saving approximately $650,000 in expenses in 2015 and $1.4 million in 2016; and

•	The redemption of $15 million of outstanding Trust Preferred Securities, completed in September 2014, saving approximately $1.1 million in annual interest expense.

Metro also noted that it is committed to investing in products and services that better serve its customers. The launch of Metro Bank Mobile has empowered the Company’s customers to transfer funds, check balances, view transaction history, set up account alerts and more from anywhere with the convenience of their mobile devices. Further, with the recent debut of the mobile deposit feature, customers are now able to make a deposit by taking a photo of a check from their smartphone and deposit it electronically. Metro believes that continuing to innovate and evolve to meet the needs of its customers will ensure that the Company is well-positioned for continued growth and success.

Income Statement Highlights

•
Metro recorded net income of $5.5 million, or $0.38 per diluted common share, for the third quarter of 2014 compared to net income of $4.7 million, or $0.32 per diluted common share, for the same period one year ago; an $825,000, or 18%, increase. This represents the seventh straight quarter that the Company has recorded record net income. The third quarter 2014 results of $5.5 million were also up $420,000, or $0.03 per diluted common share, over the second quarter of 2014. Net income for the first nine months of 2014 totaled $15.5 million, or $1.07 per diluted common share; up $3.2 million, or 26%, over $12.4 million, or $0.86 per diluted common share, recorded for the first nine months of 2013.

•
Total revenues (net interest income plus noninterest income) for the third quarter of 2014 were $32.5 million, up $2.1 million, or 7%, over total revenues of $30.4 million for the same quarter one year ago and were up $1.0 million, or 3%, over total revenues of $31.5 million for the previous quarter. Total revenues for the first nine months of 2014 increased $4.4 million, or 5%, over the first nine months of 2013.

•
Return on average stockholders' equity ("ROE") was 8.67% for the third quarter of 2014, compared to 8.30% for the previous quarter and compared to 8.14% for the same period last year. ROE for the first nine months of 2014 was 8.47%, compared to 7.10% for the first nine months of 2013.

•
The Company's net interest margin on a fully-taxable basis for the third quarter of 2014, which continued to be compressed by the Federal Reserve's monetary policy and resultant interest rate environment, was 3.57%, compared to 3.59% recorded in the second quarter of 2014 and compared to 3.58% for the third quarter of 2013. The Company's deposit cost of funds for the third quarter was 0.27%, compared to 0.26% for the previous quarter and compared to 0.28% for the same period one year ago.

•
The provision for loan losses totaled $2.1 million for the third quarter of 2014, compared to $1.1 million for the previous quarter and compared to $1.2 million for the third quarter one year ago. The provision for loan losses for the first nine months of 2014 totaled $4.1 million, down $1.2 million, or 23%, from the first nine months of 2013.

•
Noninterest expenses for the third quarter of 2014 were $22.4 million, down $645,000, or 3%, compared to the previous quarter and down $67,000, from the same quarter last year. Total noninterest expenses for the first nine months of 2014 were up $1.0 million, or 2%, compared to the first nine months of 2013.

Balance Sheet Highlights

•	Loan growth continues to be strong as net loans grew $61.5 million, or 3%, on a linked quarter basis to $1.89 billion and were up $213.8 million, or 13%, over the third quarter 2013.

•	Nonperforming assets were 1.36% of total assets at September 30, 2014, compared to 1.42% of total assets for the previous quarter and compared to 1.71% of total assets one year ago.

•
Total deposits were $2.33 billion, up $154.8 million, or 7%, compared to same quarter last year. Total core deposits grew $127.6 million, or 6%, over the past twelve months and totaled $2.24 billion at September 30, 2014.

•	The Company redeemed $15.0 million of outstanding Trust Preferred Securities, in September 2014, saving approximately $1.1 million in annual interest expense.

•	Metro's capital levels remain strong with a Tier 1 Leverage ratio of 8.96% and a total risk-based capital ratio of 13.58%.

•
Stockholders' equity totaled $253.4 million, or 8.56% of total assets, at the end of the third quarter 2014. At September 30, 2014, the Company's book value per share was $17.76. The market price of Metro's common stock increased by 15% from $21.01 per common share at September 30, 2013 to $24.25 per common share at September 30, 2014.

Income Statement Overview

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change
Total revenues	$32,484	$30,383	7%	$94,387	$90,026	5%
Provision for loan losses	2,100	1,200	75	4,100	5,300	(23)
Total noninterest expenses	22,376	22,443	—	68,179	67,132	2
Net income	5,501	4,676	18	15,526	12,369	26
Diluted net income per common share	$0.38	$0.32	19%	$1.07	$0.86	24%

Metro recorded net income of $5.5 million, or $0.38 per diluted common share, for the third quarter of 2014 compared to net income of $4.7 million, or $0.32 per diluted common share, for the third quarter of 2013. On a linked quarter basis, net income increased $420,000, or 8%.

Net income for the first nine months of 2014 was $15.5 million compared to $12.4 million recorded in the first nine months of 2013, up 26%. Earnings per diluted common share for the first nine months of 2014 were $1.07 compared to $0.86 for the same period last year, a 24% increase.

Total revenues (net interest income plus noninterest income) for the third quarter of 2014 were $32.5 million, up $2.1 million, or 7%, over the third quarter of 2013. Total revenues for the first nine months of 2014 were $94.4 million, up $4.4 million, or 5%, over the first nine months of 2013.

Noninterest expenses for the quarter totaled $22.4 million, down $67,000, compared to the same period in 2013. On a linked quarter basis, total noninterest expenses were down $645,000, or 3%. Total noninterest expenses for the first nine months of 2014 were $68.2 million, up $1.0 million, or 2%, over the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2014 totaled $24.9 million, up $2.0 million, or 9%, over the third quarter of 2013. For the first nine months of 2014, net interest income totaled $72.2 million versus $67.8 million for same period in 2013, a $4.4 million, or 6%, increase.

Average interest-earning assets for the third quarter of 2014 totaled $2.81 billion versus $2.72 billion for the previous quarter and were up $222.9 million, or 9%, over the third quarter of 2013. Average loans receivable increased by $210.7 million, or 13% and average investment securities balances increased by $12.2 million, or 1%, over the third quarter of last year. Average interest-bearing deposits totaled $1.73 billion for the third quarter of 2014, up $44.0 million, or 3%, over the same period of 2013 and average noninterest-bearing deposits for the third quarter 2014 were $485.6 million, up $54.1 million, or 13%, over the third quarter last year. Average interest earning assets for the first nine months of 2014 totaled $2.74 billion versus $2.54 billion for the first nine months of 2013, an increase of $192.7 million, or 8%.

The net interest margin for the third quarter of 2014 was 3.49%, down 1 bps from the 3.50% recorded for the previous quarter and the same amount as recorded in the third quarter one year ago. The net interest margin on a fully-taxable basis for the third quarter of 2014 was 3.57%, down 2 bps from the previous quarter and down 1 bps compared to 3.58% for the third quarter of 2013.

The net interest margin for the first nine months of 2014 was 3.49%, down 4 bps from the 3.53% recorded for the first nine months of 2013. On a fully-taxable basis, the net interest margin for the first nine months of 2014 was 3.57%, down 5 bps compared to 3.62% for the first nine months of 2013.

The Company's deposit cost of funds for the third quarter of 2014 was 0.27%, compared to 0.26% for the previous quarter, and down 1 bps from 0.28% recorded in the third quarter one year ago. Metro's deposit cost of funds decreased from 0.29% in the first nine months of 2013 to 0.26% for the same period in 2014. The total cost of all funding sources for the third quarter was 0.32%, compared to 0.31% for the previous quarter and compared to 0.32% for the same period in 2013.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the third quarter and for the first nine months of 2014 over the same periods of 2013 was primarily due to an increase in the level of interest earning assets, offset partially by lower yields on those interest earning assets.

(dollars in thousands)	Tax Equivalent Net Interest Income
2014 vs. 2013	Volume Change	Rate Change	Total Increase	% Increase
3rd Quarter	$2,561	$(596)	$1,965	8%
Nine Months	$7,121	$(2,829)	$4,292	6%

Noninterest Income

Noninterest income for the third quarter of 2014 totaled $7.6 million, up $113,000, or 2%, over the third quarter one year ago. Service charges, card and other income for the third quarter were $7.3 million, the same as the third quarter last year. Gains on the sale of loans totaled $254,000 for the third quarter of 2014 versus $148,000 for the same period in 2013.

Noninterest income for the first nine months of 2014 decreased $23,000, compared to the first nine months of 2013. Service charges, card and other income were up 1% for the first nine months of 2014 compared to 2013 while gains on the sale of loans were $528,000 during the first nine months of 2014 compared to $811,000 in the same period of 2013. Net gains on sales of securities during the first nine months of 2014 were $37,000 compared to net gains of $21,000 in the first nine months of 2013.

The breakdown of noninterest income for the third quarter and for the first nine months of 2014 and 2013, respectively, is shown in the table below:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Service charges, card and other income	$7,349	$7,368	—%	$21,637	$21,393	1%
Gains on sales of loans	254	148	72	528	811	(35)
Net gains on sales/calls of securities	26	—	—	37	21	76
Total noninterest income	$7,629	$7,516	2%	$22,202	$22,225	—%

Noninterest Expenses

Noninterest expenses for the third quarter of 2014 were $22.4 million, down $645,000, or 3%, on a linked quarter basis and down $67,000, compared to the third quarter one year ago. For the first nine months of 2014, noninterest expenses totaled $68.2 million, up $1.0 million, or 2%, over $67.1 million recorded for the first nine months of 2013.

The breakdown of noninterest expenses for the third quarter and for the first nine months of 2014 and 2013, respectively, are shown in the table below:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Salaries and employee benefits	$11,204	$10,761	4%	$33,686	$31,977	5%
Occupancy and equipment	3,041	3,319	(8)	9,644	9,864	(2)
Advertising and marketing	519	358	45	1,288	1,103	17
Data processing	3,223	3,206	1	9,793	9,688	1
Regulatory assessments and related costs	544	588	(7)	1,697	1,673	1
Other expenses	3,845	4,211	(9)	12,071	12,827	(6)
Total noninterest expenses	$22,376	$22,443	—%	$68,179	$67,132	2%

Balance Sheet

	As of September 30,
(dollars in thousands)	2014	2013	% Increase
Total assets	$2,959,847	$2,755,982	7%

Total loans (net)	1,889,080	1,675,251	13%

Total deposits	2,331,849	2,177,071	7%

Total core deposits	2,240,779	2,113,207	6%

Total stockholders' equity	253,362	230,941	10%

Lending

Gross loans receivable totaled $1.91 billion at September 30, 2014, an increase of $210.9 million, or 12%, over September 30, 2013. The composition of the Company's loan portfolio at September 30, 2014 and September 30, 2013 was as follows:

(dollars in thousands)	September 30, 2014	% of Total	September 30, 2013	% of Total	$ Change	% Change
Commercial and industrial	$478,605	25%	$435,508	26%	$43,097	10%
Commercial tax-exempt	75,986	4	82,507	5	(6,521)	(8)
Owner occupied real estate	312,032	16	300,555	18	11,477	4
Commercial construction and land development	122,314	6	124,376	7	(2,062)	(2)
Commercial real estate	594,004	31	450,611	26	143,393	32
Residential	107,707	6	94,227	5	13,480	14
Consumer	222,972	12	214,892	13	8,080	4
Gross loans receivable	$1,913,620	100%	$1,702,676	100%	$210,944	12%

The Company's particularly strong growth in commercial real estate loans reflects a steady progression over the past four quarters in this portfolio, owing to continued strengthening in the real estate markets the Bank serves combined with increased opportunities.

Asset Quality

The Company's asset quality ratios are shown below:

	Quarters Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Nonperforming assets/total assets	1.36%	1.42%	1.71%
Net loan charge-offs (annualized)/average total loans	0.39%	0.17%	0.43%
Loan loss allowance/total loans	1.28%	1.31%	1.61%
Nonperforming loan coverage	74%	66%	63%
Nonperforming assets/capital and reserves	15%	15%	18%

Nonperforming loans decreased by $3.5 million during the third quarter of 2014 from June 30, 2014, while foreclosed asset balances increased by $3.1 million. Compared to September 30, 2013, nonperforming loans decreased $10.3 million, or 24%, and foreclosed assets increased $3.6 million, or 101%.

Nonperforming assets decreased slightly during the third quarter of 2014 from June 30, 2014 by $351,000, or 1%, to $40.3 million, or 1.36%, of total assets at September 30, 2014, compared to $40.7 million, or 1.42%, of total assets at June 30, 2014, and compared to $47.1 million, or 1.71%, of total assets one year ago. Nonperforming assets were down $6.7 million, or 14%, over the past twelve months.

Net loan charge-offs totaled $1.8 million for the third quarter of 2014, comprised of $2.1 million in gross loan charge-offs offset partially by $255,000 in recoveries. Approximately $1.5 million, or 72%, of the total gross charge-offs for the third quarter of 2014 were associated with four relationships. Total net charge-offs for the first nine months of 2014 were $2.7 million, or 0.20%, of average loans outstanding compared to $3.2 million, or 0.26% of average loans outstanding, for the first nine months of 2013.

The Company recorded a provision for loan losses of $2.1 million for the third quarter of 2014 as compared to $1.1 million for the previous quarter and $1.2 million recorded in the third quarter of 2013. The allowance for loan losses totaled $24.5 million as of September 30, 2014, compared to $24.3 million at June 30, 2014 and to $27.4 million at September 30, 2013. The allowance represented 1.28% of gross loans outstanding at September 30, 2014, compared to 1.31% at June 30, 2014 and 1.61% at September 30, 2013.

Deposits

The Company's deposit balances at September 30, 2014 were $2.33 billion, compared to total deposits of $2.19 billion at June 30, 2014 and compared to $2.18 billion one year ago. The change in core deposits over the past twelve months by type of account is as follows:

	As of September 30,
(dollars in thousands)	2014	2013	% Change	3rd Quarter 2014 Cost of Funds
Demand noninterest-bearing	$494,082	$436,013	13%	0.00%
Interest checking and money market	1,154,892	1,140,569	1	0.27
Savings	459,526	416,681	10	0.28
Subtotal	2,108,500	1,993,263	6	0.21
Time	132,279	119,944	10	1.11
Total core deposits	$2,240,779	$2,113,207	6%	0.26%

Total core deposits, excluding time deposits, increased $115.2 million, or 6%, over the past twelve months. The cost of core deposits, excluding time deposits, during the third quarter of 2014 was 0.21%, compared to the same amount for the previous quarter and 0.22% for the third quarter one year ago. The cost of total core deposits for the third quarter of 2014 was 0.26%, which was the same as the previous quarter and down 2 bps from third quarter of 2013.

Change in total core deposits by type of customer was as follows:

	September 30,	% of	September 30,	% of	%
(dollars in thousands)	2014	Total	2013	Total	Change
Consumer	$985,607	44%	$935,166	44%	5%
Commercial	722,504	32	648,963	31	11
Government	532,668	24	529,078	25	1
Total	$2,240,779	100%	$2,113,207	100%	6%

Total commercial core deposits grew by $73.5 million, or 11%, and total consumer core deposits increased by $50.4 million, or 5%, over the past twelve months.

Investments

At September 30, 2014, the Company's investment portfolio totaled $887.5 million, up $42.7 million, or 5%, on a linked quarter basis but down $1.9 million, compared to September 30, 2013. Detailed below is information regarding the composition and characteristics of the portfolio at September 30, 2014:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agency securities	$31,827	$149,109	$180,936
Mortgage-backed securities:
Residential mortgage-backed securities	60,502	14,387	74,889
Agency collateralized mortgage obligations	434,929	152,215	587,144
Corporate debt securities	—	5,000	5,000
Municipal securities	29,840	9,706	39,546
Total	$557,098	$330,417	$887,515
Duration (in years)	4.8	5.7	5.1
Average life (in years)	5.4	6.5	5.8
Quarterly average yield (annualized)	2.27%	2.53%	2.40%

At September 30, 2014, the after-tax unrealized loss on the Bank's available for sale portfolio was $10.1 million, as compared to an after-tax unrealized loss of $16.5 million at December 31, 2013 and compared to an after-tax unrealized loss of $10.6 million at September 30, 2013.

Capital

Stockholders' equity at September 30, 2014 totaled $253.4 million, compared to $230.9 million at September 30, 2013. Return on average stockholders' equity (ROE) for the third quarter of 2014 was 8.67%, compared to 8.30% for the previous quarter and up over ROE of 8.14% for the third quarter last year. ROE for the first nine months of 2014 was 8.47%, compared to 7.10% for the first nine months of 2013.

The Company's capital ratios at September 30, 2014 and 2013 were as follows:

	9/30/2014	9/30/2013	Regulatory Guidelines “Well Capitalized”
Leverage ratio	8.96%	9.42%	5.00%
Tier 1 (risk-based)	12.42	13.54	6.00
Total capital (risk-based)	13.58	14.79	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies. The decrease in each of the capital ratios shown above is a result of the Company's 13% year over year net loan growth combined with the redemption of $15 million of Trust Preferred Securities which were included in Tier 1 and Total Risk-Based Capital.

At September 30, 2014, the Company's book value per common share was $17.76 compared to $16.25 one year ago.

The market price of Metro's common stock increased by 15% from $21.01 per common share at September 30, 2013 to $24.25 per common share at September 30, 2014.

As previously mentioned, subsequent to September 30, 2014, the Company announced a series of initiatives that its Board of Directors approved to increase shareholder returns. These included:

•	The initiation of an annual dividend of $0.28 per common share, beginning in the first quarter of 2015;

•	A 5% share repurchase program, beginning in the fourth quarter of 2014;

•	An estimated $3 million reduction of annual operating expenses, when completed; and

•	A delay in the development of two branch locations, saving approximately $650,000 in expenses in 2015 and $1.4 million in 2016.

Additional details about these initiatives can be found in the Company’s Current Report on Form 8-K, filed with the SEC on October 14, 2014.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available to us at the time, we can give no assurance that any of them will be achieved. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•
the effects of and changes in, trade, monetary and fiscal policies, including in particular interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the federal government’s inability to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Act and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance, as well as enhanced expectations of regulators);

•
possible impacts of the capital and liquidity requirements of the Basel III standards as implemented or to be implemented by the Federal Reserve and other US regulators, as well as other regulatory pronouncements and prudential standards;

•	changes in regulatory policies on positions relating to capital distributions;

•	ability to generate sufficient earnings to justify capital distributions;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses or any provisions;

•	the views and actions of the Consumer Financial Protection Bureau regarding consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the FDIC deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies, including regulatory expectations regarding enhanced compliance programs;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	inability to achieve anticipated cost savings in the amount of time expected, and the emergence of unexpected offsetting costs in the compliance or risk management areas or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically and effectively;

•	the loss of key officers or other personnel;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•
interruption or breach in security of our information systems, including cyber-attacks, resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems or disclosure of confidential information;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.
Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc. and Subsidiaries
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	%	September 30,	%	September 30,	September 30,	%
(dollars in thousands, except per share amounts)	2014	2014	Change	2013	Change	2014	2013	Change
Income Statement Data:
Net interest income	$24,855	$23,995	4%	$22,867	9%	$72,185	$67,801	6%
Provision for loan losses	2,100	1,100	91	1,200	75	4,100	5,300	(23)
Noninterest income	7,629	7,495	2	7,516	2	22,202	22,225	—
Total revenues	32,484	31,490	3	30,383	7	94,387	90,026	5
Noninterest expenses	22,376	23,021	(3)	22,443	—	68,179	67,132	2
Net income	5,501	5,081	8	4,676	18	15,526	12,369	26
Per Common Share Data:
Net income per common share:
Basic	$0.39	$0.36	8%	$0.33	18%	$1.09	$0.87	25%
Diluted	0.38	0.35	9	0.32	19	1.07	0.86	24

Book Value	$17.76	$17.45		$16.25		$17.76	$16.25	9

Weighted average common shares outstanding:
Basic	14,201	14,184		14,145		14,182	14,138
Diluted	14,442	14,387		14,335		14,391	14,262
Balance Sheet Data:
Total assets	$2,959,847	$2,868,928	3%			$2,959,847	$2,755,982	7%
Loans receivable (net)	1,889,080	1,827,544	3			1,889,080	1,675,251	13
Allowance for loan losses	24,540	24,271	1			24,540	27,425	(11)
Investment securities	887,515	844,856	5			887,515	889,375	—
Total deposits	2,331,849	2,186,980	7			2,331,849	2,177,071	7
Core deposits	2,240,779	2,119,262	6			2,240,779	2,113,207	6
Stockholders' equity	253,362	248,770	2			253,362	230,941	10
Capital:
Total stockholders' equity to assets		8.67%				8.56%	8.38%
Leverage ratio		9.57				8.96	9.42
Risk based capital ratios:
Tier 1		13.36				12.42	13.54
Total Capital		14.55				13.58	14.79
Performance Ratios:
Deposit cost of funds	0.27%	0.26%		0.28%		0.26%	0.29%
Cost of funds	0.32	0.31		0.32		0.31	0.34
Net interest margin	3.49	3.50		3.49		3.49	3.53
Return on average assets	0.75	0.72		0.69		0.73	0.62
Return on average stockholders' equity	8.67	8.30		8.14		8.47	7.10
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.39%	0.17%		0.43%		0.20%	0.26%
Nonperforming assets to total period-end assets	1.36	1.42				1.36	1.71
Allowance for loan losses to total period-end loans	1.28	1.31				1.28	1.61
Allowance for loan losses to period-end nonperforming loans	74	66				74	63
Nonperforming assets to capital and allowance	15	15				15	18

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$45,621	$44,996
Securities, available for sale at fair value	557,098	585,923
Securities, held to maturity at cost (fair value 2014: $320,140; 2013: $263,697)	330,417	283,814
Loans, held for sale	5,088	6,225
Loans receivable, net of allowance for loan losses (allowance 2014: $24,540; 2013: $23,110)	1,889,080	1,727,762
Restricted investments in bank stock	21,660	20,564
Premises and equipment, net	74,587	75,783
Other assets	36,296	36,051
Total assets	$2,959,847	$2,781,118

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$494,082	$443,287
Interest-bearing	1,837,767	1,796,334
Total deposits	2,331,849	2,239,621
Short-term borrowings	359,200	277,750
Long-term debt	—	15,800
Other liabilities	15,436	17,764
Total liabilities	2,706,485	2,550,935
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2014: 14,205,904; 2013: 14,157,219)	14,206	14,157
Surplus	159,882	158,650
Retained earnings	88,957	73,491
Accumulated other comprehensive loss	(10,083)	(16,515)
Total stockholders' equity	253,362	230,183
Total liabilities and stockholders' equity	$2,959,847	$2,781,118

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Interest Income
Loans receivable, including fees:
Taxable	$20,761	$18,752	$59,909	$55,239
Tax-exempt	824	908	2,519	2,744
Securities:
Taxable	5,187	5,021	15,251	15,387
Tax-exempt	229	185	610	553
Total interest income	27,001	24,866	78,289	73,923
Interest Expense
Deposits	1,490	1,503	4,325	4,647
Short-term borrowings	331	189	840	501
Long-term debt	325	307	939	974
Total interest expense	2,146	1,999	6,104	6,122
Net interest income	24,855	22,867	72,185	67,801
Provision for loan losses	2,100	1,200	4,100	5,300
Net interest income after provision for loan losses	22,755	21,667	68,085	62,501
Noninterest Income
Service charges, card and other income	7,349	7,368	21,637	21,393
Net gains on sales of loans	254	148	528	811
Net gains on sales/calls of securities	26	—	37	21
Total noninterest income	7,629	7,516	22,202	22,225
Noninterest Expenses
Salaries and employee benefits	11,204	10,761	33,686	31,977
Occupancy and equipment	3,041	3,319	9,644	9,864
Advertising and marketing	519	358	1,288	1,103
Data processing	3,223	3,206	9,793	9,688
Regulatory assessments and related costs	544	588	1,697	1,673
Other	3,845	4,211	12,071	12,827
Total noninterest expenses	22,376	22,443	68,179	67,132
Income before taxes	8,008	6,740	22,108	17,594
Provision for federal income taxes	2,507	2,064	6,582	5,225
Net income	$5,501	$4,676	$15,526	$12,369
Net Income per Common Share
Basic	$0.39	$0.33	$1.09	$0.87
Diluted	0.38	0.32	1.07	0.86
Average Common and Common Equivalent Shares Outstanding
Basic	14,201	14,145	14,182	14,138
Diluted	14,442	14,335	14,391	14,262

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarters ended,									Year-to-date,
	September 30, 2014			June 30, 2014			September 30, 2013			September 30, 2014			September 30, 2013
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$885,232	$5,187	2.34%	$858,174	$5,018	2.34%	$881,068	$5,021	2.28%	$873,251	$15,251	2.33%	$895,782	$15,387	2.29%
Tax-exempt	37,869	353	3.73	30,941	293	3.79	29,873	284	3.80	33,271	939	3.76	29,871	851	3.80
Total securities	923,101	5,540	2.40	889,115	5,311	2.39	910,941	5,305	2.33	906,522	16,190	2.38	925,653	16,238	2.34
Total loans	1,885,057	22,027	4.59	1,830,846	21,222	4.60	1,674,334	20,150	4.73	1,831,028	63,782	4.61	1,619,215	59,460	4.86
Total earning assets	$2,808,158	$27,567	3.87%	$2,719,961	$26,533	3.88%	$2,585,275	$25,455	3.88%	$2,737,550	$79,972	3.87%	$2,544,868	$75,698	3.94%
Sources of Funds
Interest-bearing deposits:
Regular savings	$461,451	$323	0.28%	$464,780	$319	0.28%	$458,105	$348	0.30%	$462,189	$978	0.28%	$432,453	$1,009	0.31%
Interest checking and money market	1,058,220	728	0.27	1,033,565	709	0.28	1,039,800	735	0.28	1,053,907	2,155	0.27	1,052,330	2,270	0.29
Time deposits	129,524	363	1.11	124,209	318	1.03	123,044	368	1.19	126,740	1,011	1.07	130,506	1,212	1.24
Public time and other noncore deposits	80,861	76	0.37	69,071	55	0.32	65,145	52	0.32	71,609	181	0.34	60,026	156	0.35
Total interest-bearing deposits	1,730,056	1,490	0.34	1,691,625	1,401	0.33	1,686,094	1,503	0.35	1,714,445	4,325	0.34	1,675,315	4,647	0.37
Short-term borrowings	428,440	331	0.30	387,611	278	0.28	329,868	189	0.22	391,132	840	0.28	294,978	501	0.22
Long-term debt	14,941	325	8.71	15,800	307	7.77	15,800	307	7.77	15,511	939	8.07	22,760	974	5.70
Total interest-bearing liabilities	2,173,437	2,146	0.39	2,095,036	1,986	0.38	2,031,762	1,999	0.39	2,121,088	6,104	0.38	1,993,053	6,122	0.41
Demand deposits (noninterest-bearing)	485,564			476,605			431,438			469,578			435,026
Sources to fund earning assets	2,659,001	2,146	0.32	2,571,641	1,986	0.31	2,463,200	1,999	0.32	2,590,666	6,104	0.31	2,428,079	6,122	0.34
Noninterest-bearing funds (net)	149,157			148,320			122,075			146,884			116,789
Total sources to fund earning assets	$2,808,158	$2,146	0.30%	$2,719,961	$1,986	0.29%	$2,585,275	$1,999	0.31%	$2,737,550	$6,104	0.30%	$2,544,868	$6,122	0.32%

Net interest income and margin on a tax-equivalent basis		$25,421	3.57%		$24,547	3.59%		$23,456	3.58%		$73,868	3.57%		$69,576	3.62%
Tax-exempt adjustment		566			552			589			1,683			1,775
Net interest income and margin		$24,855	3.49%		$23,995	3.50%		$22,867	3.49%		$72,185	3.49%		$67,801	3.53%

Other Balances:
Cash and due from banks	$44,680			$42,777			$50,839			$43,740			$48,182
Other assets	75,097			70,878			71,101			71,533			84,412
Total assets	2,927,935			2,833,616			2,707,215			2,852,823			2,677,462
Other liabilities	17,252			16,325			16,157			16,943			16,558
Stockholders' equity	251,682			245,650			227,858			245,214			232,825

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Year Ended	Nine Months Ended
	September 30,		December 31,	September 30,
(dollars in thousands)	2014	2013	2013	2014	2013

Balance at beginning of period	$24,271	$28,038	$25,282	$23,110	$25,282
Provisions charged to operating expenses	2,100	1,200	6,875	4,100	5,300
	26,371	29,238	32,157	27,210	30,582
Recoveries of loans previously charged-off:
Commercial and industrial	137	613	1,122	1,386	945
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	24	—	3	310	3
Commercial construction and land development	34	(21)	490	245	477
Commercial real estate	2	—	—	176	—
Residential	—	7	10	20	10
Consumer	58	11	76	97	69
Total recoveries	255	610	1,701	2,234	1,504
Loans charged-off:
Commercial and industrial	(300)	(1,462)	(3,427)	(1,155)	(2,726)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	(187)	(34)	(295)	(383)	(270)
Commercial construction and land development	(754)	(267)	(2,844)	(1,293)	(292)
Commercial real estate	(355)	(109)	(2,773)	(1,071)	(332)
Residential	(38)	(36)	(332)	(340)	(166)
Consumer	(452)	(515)	(1,077)	(662)	(875)
Total charged-off	(2,086)	(2,423)	(10,748)	(4,904)	(4,661)
Net charge-offs	(1,831)	(1,813)	(9,047)	(2,670)	(3,157)
Balance at end of period	$24,540	$27,425	$23,110	$24,540	$27,425
Net charge-offs (annualized) as a percentage of average loans outstanding	0.39%	0.43%	0.55%	0.20%	0.26%
Allowance for loan losses as a percentage of period-end loans	1.28%	1.61%	1.32%	1.28%	1.61%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of September 30, 2014 and for the preceding four quarters (dollar amounts in thousands).

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$7,974	$4,291	$9,014	$10,217	$9,967
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	6,954	6,401	6,005	4,838	4,924
Commercial construction and land development	3,254	9,028	10,734	8,587	11,723
Commercial real estate	6,407	5,793	6,043	6,705	6,904
Residential	6,157	6,341	6,551	7,039	7,316
Consumer	2,421	2,479	2,524	2,577	2,541
Total nonaccrual loans	33,167	34,333	40,871	39,963	43,375
Loans past due 90 days or more and still accruing	8	2,335	—	369	119
Total nonperforming loans	33,175	36,668	40,871	40,332	43,494
Foreclosed assets	7,162	4,020	3,990	4,477	3,556
Total nonperforming assets	$40,337	$40,688	$44,861	$44,809	$47,050

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs (included in nonaccrual loans above)	$12,495	$17,748	$19,862	$17,149	$23,621
Accruing TDRs	10,791	11,309	9,970	12,091	11,078
Total TDRs	$23,286	$29,057	$29,832	$29,240	$34,699

Nonperforming loans to total loans	1.73%	1.98%	2.27%	2.30%	2.55%

Nonperforming assets to total assets	1.36%	1.42%	1.57%	1.61%	1.71%

Nonperforming loan coverage	74%	66%	59%	57%	63%

Allowance for loan losses as a percentage of total period-end loans	1.28%	1.31%	1.33%	1.32%	1.61%

Nonperforming assets / capital plus allowance for loan losses	15%	15%	17%	18%	18%